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                                                                     Exhibit 5.1

                                    LAW FIRM
                               PEPPER HAMILTON LLP
                            600 Fourteenth Street, NW
                            Washington, DC 20005-2004
                                 (202) 220-1200
                            TELECOPIER (202) 220-1665



                                February 12, 2003



Sedona Corporation
1003 West 9th Avenue
King of Prussia, PA  19406

                  Re:  Registration Statement on Form S-1
                       ----------------------------------

Ladies and Gentlemen:

                  We are acting as counsel to Sedona Corporation, a Pennsylvania corporation (the "Company"), in connection with the registration of 7,127,411 shares (the "Shares"), of its Common Stock, par value $.001 per share ("Common Stock"), pursuant to a Registration Statement on Form S-1(the "Registration Statement"), filed on the date hereof, with the Securities and Exchange Commission under the Securities Act of 1933, as amended. Such Shares will be sold from time to time by the shareholders named in the Registration Statement (the "Selling Shareholders").

                  As counsel for the Company, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. As to various questions of fact material to such opinion, we have relied, to the extent we deemed appropriate, upon representations, statements and certificates of officers and representatives of the Company and others.

                  Based upon the foregoing, we are of the opinion that the Shares to be registered for sale by the Selling Shareholders have been duly authorized, by the Company and when sold will be fully paid and non-assessable, and, in the case of Shares to be issued under certain outstanding warrants or other rights to acquire Common Stock referred to in the Registration Statement, when issued, delivered and paid for in accordance with the terms of such warrants, will be, validly issued, fully paid and non-assessable.

                  We consent to the use of this opinion as an exhibit to the Registration Statement, and we consent to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.

                                                     Very truly yours,

                                                     /s/ Pepper Hamilton LLP